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                                                                  EXHIBIT 10.57

                               FIRST AMENDMENT TO

                          LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of the 30th day of March 2001, by and between HAMBRECHT & QUIST GUARANTY FINANCE, LLC, a California limited liability company (the "Secured Lender"), and Interactive Telesis Inc. (the
"Borrower"), a Delaware corporation.

         Investor and Borrower are the parties to that certain LOAN AND SECURITY AGREEMENT ("LSA") entered into as of the 21st day of November 2000. Due to the occurrence of a Material Adverse Event ("MAE") as defined in
Section 1.17 therein, resulting in the failure to meet conditions set forth in Sections 4.3, 5.3, 6.7and 8 (j), the parties agree to amend the LSA, as follows:

1. SECTION 1.20 SHALL BE STRUCK IN ITS ENTIRETY, REMOVING MENTION OF THE REICHMANNS, AND THE FOLLOWING, INSERTED THEREFOR:

         SECTION 1.20 "PERMITTED INDEBTEDNESS" shall mean (a) Obligations, (b) Indebtedness existing on the date of this Agreement and disclosed in writing to Secured Lender (c) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business, (d) capital leases and indebtedness incurred solely to purchase capital assets which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition and not to exceed Five Million Dollars ($5,000,000) outstanding in the aggregate at any one time; (e) extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness
         (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;
         (f) Indebtedness incurred to finance the premiums on insurance policies.


2.   SECTION 1.25 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 1.25: "REICHMANN TRANSACTION" shall mean that transaction among BH Capital Investment L.P. and Excalibur Limited Partnership (together, "Reichmann") and the Borrower, pursuant to an agreement among the aforementioned parties dated June 12, 2000, for which prospectus Form SB-2 numbered Z63592A2 was filed with the SEC and dated October 6, 2000, and by which $2.5 million of the Borrower's Common Stock was purchased; and an amendment of the second tranche equity purchase thereof whereby Equity Investors shall purchase $500,000 of the Borrower's Series B Preferred Stock as detailed in that Letter of Understanding between the Company, Reichmann, and Secured Lender dated March 1.



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3.   SECTION 2.1 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 2.1 LOANS. Secured Lender shall make Loans to the Borrower in accordance with the Schedule and amendments thereto.


4.   SECTION 5.2 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

     SECTION 5.2 FORWARD COMMITMENT TO PROVIDE ADDITIONAL FINANCING. Subject to the terms of this Agreement, Secured Lender will make an additional Loan within (5) days following Borrower's request, in the amount of Five Hundred Thousand Dollars ($500,000). In no event shall Secured Lender be obligated to make such additional Loan unless the following conditions have been satisfied:

         (a) Borrower shall execute and deliver to Secured Lender this Agreement and all Related Documents and amendments thereto and substitutions thereof contemplated hereby; and,
         (b) Borrower shall deliver to Secured Lender proof of an effective Registration Statement as defined herein and in compliance with Related Documents; and,
         (c) An Event of Default shall not have occurred since January 31, 2001, and be continuing; and,
         (d) Reichmann Transaction shall be drafted, documented, executed, and performed in form acceptable to Secured Lender.


5.   SECTION 6.1 (G) SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 6.1
         (G) For so long as Borrower is a company the stock of which is traded on a nationally recognized public stock exchange, unless otherwise requested by Secured Lender, Borrower's obligations under Section 6.1
         (a), (b) and (c) shall be satisfied by Borrower providing Secured Lender with all financial information filed with the Securities and Exchange commission within five (5) days after each filing is made or required to be made, and providing Secured Lender with copies of all press releases as soon as reasonably practical after they are published.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed by their respective duly authorized officers as of the date set forth above.

SECURED LENDER:                             COMPANY:
HAMBRECHT & QUIST GUARANTY FINANCE, LLC     INTERACTIVE TELESIS INC.


By:     /s/ Donald M. Campbell              By:
    -----------------------------------          ------------------------------


Printed Name:  DONALD M. CAMPBELL           Printed Name:
             --------------------------                  ----------------------


Title:    CHIEF EXECUTIVE OFFICER           Title:
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